Exhibit 10.1

Dated	2022

GARNER HOLDINGS LIMITED (1)

LINIAR LIMITED (2)

and

RYEFIELDS CLOSE MANAGEMENT COMPANY LIMITED (3)

LEASE

Relating To

Land and buildings at Denby Hall Business Park, Denby, Ripley, Derbyshire, DE5 8JX

1 Cornhill

London

EC3V 3ND

03330 143 401 | gunnercooke.com

Sensitivity: Confidential

TABLE OF CONTENTS

1.	Interpretation	7
2.	Grant	17
3.	Tenant covenants	18
4.	Payment of Annual Rent	18
5.	Payment method	18
6.	No set-off	18
7.	Interest	18
8.	Rates and Taxes	19
9.	Utilities	19
10.	Common items	19
11.	Costs	19
12.	Prohibition of dealings	20
13.	Assignments	20
14.	Underletting	21
15.	Sharing Occupation	23
16.	Charging	24
17.	Notification and registration of dealings	24
18.	Repair	24
19.	Decoration	25
20.	Alterations	25
21.	Signs	26
22.	Returning the Property to the Landlord	27
23.	Use	27
24.	Open Land and Estate Roads	28
25.	Regulations	29
26.	Environmental	29
27.	Exercise of the Rights	29
28.	Allow entry	30
29.	Keyholders and emergency contact details	31
30.	Compliance with laws	31
31.	Energy Performance Certificates	32
32.	Third Party Rights	33
33.	Registration of this lease	33
34.	Closure of registered title	33
35.	Encroachments and preservation of rights	34
36.	Replacement guarantor	34
37.	Procure guarantor consent	35
38.	Indemnity	35

Sensitivity: Confidential

39.	Landlord covenants	35
40.	Services	35
41.	Quiet enjoyment	37
42.	Management Company	37
43.	Variation in extent of the Business Park	37
44.	Designation of alternative areas, routes and facilities	37
45.	Exercise of right of entry	38
46.	Re-entry and forfeiture	38
47.	Section 62 of the LPA 1925, implied rights and existing appurtenant rights	38
48.	No restriction on Landlord's use	39
49.	Breach of repair and maintenance obligation	39
50.	Notices	39
51.	Consents and approvals	40
52.	Expert determination	41
53.	VAT	42
54.	Joint and several liability	42
55.	Entire agreement	42
56.	Contracts (Rights of Third Parties) Act 1999	43
57.	Governing Law Jurisdiction	43
Schedule 1 Property		44
Schedule 2 Rights		45
Schedule 3 Reservations		46
Schedule 4 Third Party Rights		48
Schedule 5 Rent review		49
Schedule 6 Insurance		55
Schedule 7 Guarantee and indemnity		61
Schedule 8 Solar Installation		65

	Appendix 1 Property Plan	71
	Appendix 2 Estate Plan	72

Sensitivity: Confidential

LR1. Date of lease	2022

LR2. Title number(s)

LR2.1 Landlord's title number(s)

DY410992; DY440349 and DY396741;

LR2.2 Other title numbers

None

LR3. Parties to this lease

Landlord

GARNER HOLDINGS LIMITED

Registered Office - at Firs Works, Spanker Lane, Nether Heage, Belper, Derbyshire, England, DE56 2JJ

Company Number - 08403462

Tenant

LINIAR LIMITED

Registered Office - Flamstead House, Denby Hall Business Park, Denby, Ripley, Derbyshire, DE5 8JX

Company Number - 03360857

Other parties

RYEFIELDS CLOSE MANAGEMENT COMPANY LIMITED

Registered Office - at Firs Works, Spanker Lane, Nether Heage, Belper, Derbyshire, England, DE56 2JJ

Company Number - 10785690

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of "Property" in Schedule 1 of this lease.

The Property is let without the benefit of any existing easements or other rights which are appurtenant to the whole or any part of the Business Park except those set out in Schedule 2 .

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term specified in the definition of "Contractual Term" in Clause 1.1 of this lease.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord's contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements set out in paragraph 1 - 6 of Schedule 2 to this lease are granted by this lease for the benefit of the Property.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements set out in paragraph 1 of Schedule 3 to this lease are granted or reserved over the Property for the benefit of other property.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

The Parties to this lease apply to enter the following standard form of restriction against the title of the Property

LR14. Declaration of trust where there is more than one person comprising the Tenant

Not Applicable

This lease is dated	2022

PARTIES

(1)	GARNER HOLDINGS LIMITED incorporated and registered in England and Wales with company number 08403462 whose registered office is at Firs Works, Spanker Lane, Nether Heage, Belper, Derbyshire, England, DE56 2JJ (the Landlord).

(2)	LINIAR LIMITED incorporated and registered in England and Wales with company number 03360857 whose registered office is at Flamstead House, Denby Hall Business Park, Denby, Ripley, Derbyshire, DE5 8JX (the Tenant).

(3)	RYEFIELDS CLOSE MANAGEMENT COMPANY LIMITED incorporated and registered in England and Wales with company number 10785690 whose registered office is at Firs Works, Spanker Lane, Nether Heage, Belper, Derbyshire, England, DE56 2JJ (the Management Company)

BACKGROUND

(A)	The Landlord is the freehold owner of the Property and the Common Parts of the Business Park

(B)	The Management Company maintains the Common Parts.

(C)	The Landlord has agreed to grant a lease of the Property to the Tenant on the terms set out in this lease

(D)	The Management Company has agreed to enter into this lease to covenant to the Tenant to perform the Services in accordance with the Management Deed.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

	Adjacent Property	the adjacent land and buildings of the Landlord on the Business Park

	Annual Rent	an initial rent of £1,117,826 per annum and then as revised under Schedule 5 and any interim rent determined under the LTA 1954

	Authorised Person	any:

		(a)	undertenant or person deriving title under the Tenant;

		(b)	workers, contractors or agents of the Tenant or of any person referred to in paragraph (a) of this definition; or

(c) person at the Property or the Common Parts with the actual or implied authority of the Tenant or any person referred to in paragraph (a) or paragraph (b) of this definition.

Buildings	the buildings constructed on the Property

Business Park	means the land and buildings known as the Denby Hall Business Park comprising Plots 1 to 8 forming shown for identification purposes only edged blue on the Estate Plan and currently comprising title numbers DY410992; DY440349 and DY396741 or such other area of a greater or (acting reasonably) lesser extent as the Landlord or the Management Company (as the case may be) may determine and notify to the Tenant in writing from time to time provided that the Tenant’s beneficial use and occupation of the Property is not materially prejudiced

CDM Regulations	the Construction (Design and Management) Regulations 2015 (SI 2015/51).

Common Parts	means (subject to the Management Deed):

(a) all parts of the Business Park (excluding the Other Units) from time to time provided or created for the common use, benefit and amenity of the tenants or occupiers of the Business Park and their visitors including (without limitation) the Estate Road and pedestrian walkways, landscaped areas, boundary walls and fences, any signage areas and the Lagoon; and

(b) the Service Media in and serving the Business Park (except where they form part of and exclusively serve any Other Units)

Contractual Term	a term of 20 years from and including the date of this lease to and including October 2042

Charging Period	shall have the same meaning as specified in the Management Deed

Default Interest Rate	4% per annum above the Interest Rate.

Enactment	any Act of Parliament and or other supra-national legislation which has direct effect in the United Kingdom and references (whether specified or general) to any Enactment include any statutory modification or re-enactment of it for the time being in force and any order instrument plan regulation permission or direction made or issued under it or under any Enactment replaced by it or deriving validity from it

Energy Assessor	an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the EPC Regulations.

Energy Efficiency Regulations	the Energy Efficiency (Private Rented Property) (England and Wales) Regulations 2015 (SI 962)

Energy Performance Certificate	a certificate as defined in regulation 2(1) of the EPC Regulations.

Environmental Performance	all or any of the following:

(a) the consumption of energy and associated generation of greenhouse gas emissions;

(b) the consumption of water;

(c) waste generation and management; and

(d) any other environmental impact arising from the use or occupation of the Property

Environmental Management Plan	a plan produced by or on behalf of the Landlord to reduce the energy and water consumption at and/or improve the levels of waste management and recycling from the Property

EPC Regulations	Energy Performance of the Property (England and Wales) Regulations 2012 (SI 2012/3118).

Estate Plan	the plan annexed to this lease at Appendix 2 and marked “Estate Plan”.

Estate Roads	the service roads shown on the Estate Plan :

(a) coloured brown and known as Ryefields Close;

(b) coloured blue and known as Salterwood Drive; and

(c) coloured yellow and known as Ormonde Drive

Expert	an independent surveyor:

	(a)	who is a Member or Fellow of the Royal Institution of Chartered Surveyors;

	(b)	with at least 10 years’ post- qualification experience including relevant experience in the subject matter of the dispute; and

	(c)	appointed in accordance with clause 52

Group Company	a company within the same group of companies as the Tenant within the meaning of section 42(1) of the LTA 1954.

Interim Charge	has the same meaning as set out in the Management Deed

Insolvency Event	subject to clause 1.14, any one or more of the following:

	(a)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor;

	(b)	administration order in relation to the Tenant or any guarantor;

	(c)	the appointment of an administrator, in any case in relation to the Tenant or any guarantor;

	(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor;

	(e)	the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

	(f)	the making a winding-up order in respect of the Tenant or any guarantor;

	(g)	the striking-off of the Tenant or any guarantor from the Register of Companies;

	(h)	the Tenant or any guarantor otherwise ceasing to exist;

Insurance Rent	the aggregate in each year of:

	(a)	a fair proportion of the gross cost of any premiums that the Landlord expends (before any discount or commission is allowed or paid to the Landlord) and any fees and other expenses that the Landlord reasonably incurs in insuring the Property against the Insured Risks for its Reinstatement Cost in accordance with this lease;

	(b)	the gross cost of the premium before any discount or commission for insurance for loss of Annual Rent from the Property for three years; and

	(c)	any IPT and any VAT (except to the extent that the Landlord obtains credit for such VAT as input tax or otherwise recovers it) payable on any sum set out in paragraphs (a) and (b) of this definition.

Insured Risks	the risks of (except to the extent any of the following are Uninsured Risks) fire, explosion, lightning, earthquake, tempest, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, damage to underground water, oil or gas pipes or electricity wires or cables, impact by aircraft and aerial devices and articles dropped from them, impact by vehicles, terrorism, subsidence, ground slip, heave, riot, civil commotion, strikes, labour, or political disturbances, malicious damage, and any other risks against which the Landlord reasonably insures against from time to time and Insured Risk means any one of the Insured Risks.

Interest Rate	the base rate from time to time of Barclays Bank plc or, if that base rate stops being used or published, a comparable commercial rate specified by the Landlord (acting reasonably).

IPT	Insurance Premium Tax chargeable under the Finance Act 1994 or any similar replacement or additional tax.

Lagoon	any surface water lagoon situated on the Business Park serving the Property and Other Units from time to time.

LPA 1925	Law of Property Act 1925.

LTA 1927	Landlord and Tenant Act 1927.

LTA 1954	Landlord and Tenant Act 1954.

LTCA 1995	Landlord and Tenant (Covenants) Act 1995.

Management Company	Ryefields Close Management Company Limited (company number 10785690) whose registered office is at Firs Works, Spanker Lane, Nether Heage, Belper, Derbyshire, England, DE56 2JJ or such other company as the Landlord shall appoint to perform the Services or to whom the Common Parts are transferred

Management Deed	the deed of same date and made between the Landlord (1) the Management Company (2) and the Tenant (3)

Open Land	that part of the Property that from time to time remains unbuilt

Other Units	any part of the Business Park (including the Property) designed or intended for sale, letting or exclusive occupation (except in connection with the management of the Business Park)

Permitted Use	B1 or B2 or B8 of the Town and Country Planning (Use Classes) Order 1987 (as it applied in Wales at the date this lease was granted.

Permitted Part	a part of a Building where the following conditions are satisfied:

(a) the Landlord acting reasonably is satisfied that the part intended to be underlet and the remainder of the relevant Building will in each case be self-contained and capable of separate use and occupation; and

(b) no more than 2 separate occupations (including the occupation of the Tenant itself) shall subsist at any one time of any Building.

President	the president for the time being of the Royal Institution of Chartered Surveyors or a person acting on their behalf.

Property	the property described in Schedule 1.

Property Plan	the plan annexed to this lease at Appendix 1 and marked "Property Plan".

Rates and Taxes	all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there (or a fair proportion of the total cost of those rates,taxes,impositions and outgoings if any are payable in respect of the Property together with any other property) but excluding any taxes:

(a) payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease;

(b) (except VAT) payable by the Landlord by reason of the receipt of any of the Rents due under this lease.

Recommendation Report	a report as defined in regulation 4 of the EPC Regulations.

Registered Titles	title numbers DY410992; DY440349 and DY396741;

Reinstatement Cost	the full cost of reinstatement of the Property or the Common Parts (as applicable) taking into account inflation of building costs and including any reasonable and proper costs of demolition, site clearance, site protection, shoring up, professionals' and statutory fees and incidental expenses and any other work that may be required by law and any VAT on all such costs, fees and expenses.

Rents	the rents set out in clause 2.2.

Rent Commencement Date	1st August 2022.

Rent Payment Dates	25 March, 24 June, 29 September and 25 December.

Reservations	the rights excepted and reserved specified in Schedule 3.

Rights	the rights granted in Schedule 2.

Services	shall have the same meaning as Management Services in the Management Deed

Service Costs	shall have the same meaning as specified in the Management Deed

Service Rent	means the Service Charge (as defined in the Management Deed) and includes the Interim Charge

Service Media	all media for the supply or removal of Utilities and all structures, machinery and equipment ancillary to those media.

Signs	signs, fascia, placards, boards, posters and advertisements.

Snagging Items	any defects, shrinkages or other faults of outstanding repair identified by the Tenant pursuant to clause 39.2.

Solar Installation	a system of solar panels and all related pipes, wires, conduits and other related hardware, meters and monitoring devices connected therewith

Statement	shall have the same meaning as specified in the Management Deed

Sub-Standard Property	has the meaning given by Regulation 22 of the Energy Efficiency Regulations;

Tenant Damage	damage or destruction caused by an act or omission of the Tenant or any Authorised Person.

Term	the Contractual Term and any statutory continuation of this lease.

Termination Date	the date on which the Term ends (however it ends).

Third Party Rights	the matters set out in Schedule 4. Transaction is:

(a) any dealing with this lease or the devolution or transmission of or parting with possession of any interest in it;

(b) the creation of any underlease or other interest out of this lease or out of any interest or underlease derived from it and any dealing, devolution or transmission of or parting with possession of any such interest or underlease; or

(c) the making of any other arrangement for the occupation of the Property. Uninsured Risks a risk that is not an Insured Risk on the date of destruction of or damage to the Property.

Utilities	electricity, gas, water, sewage, air-conditioning, heating, energy, telecommunications,data and all other services and utilities.

Utility Costs	all costs in connection with the supply or removal of Utilities to or from the Property (or a fair proportion of the total cost if any of those costs are payable in respect of the Property together with any other property).

VAT	value added tax or any equivalent tax chargeable in the UK.

1.2	A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental or collateral to it.

1.3	The Schedules form part of this lease and shall have effect as if set out in full in the body of this lease. Any reference to this lease includes the Schedules.

1.4	Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this lease and references to paragraphs are to paragraphs of the relevant Schedule.

1.5	Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.

1.6	A reference to:

1.6.1	the Landlord includes a reference to the person entitled to the immediate reversion to this lease;

1.6.2	the Tenant includes a reference to its successors in title and assigns; and

1.6.3	a guarantor is a reference to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9	The expressions authorised guarantee agreement, landlord covenant and tenant covenant each has the meaning given to it by the LTCA 1995.

1.10	Any obligation on the Tenant or Landlord not to do something includes an obligation not to knowingly allow that thing to be done and an obligation to use all reasonable endeavours to prevent that thing being done by another person.

1.11	References to:

1.11.1	the consent of the Landlord are to the consent of the Landlord given in accordance with clause 51.1;

1.11.2	the approval of the Landlord are to the approval of the Landlord given in accordance with clause 51.3; and

1.11.3	any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of any mortgagee of the Landlord where such consent or approval is required under the terms of the mortgage. Except that nothing in this lease shall be construed as imposing on any mortgagee any obligation (or indicating that such an obligation is imposed on any mortgagee by the terms of the mortgage) not unreasonably to refuse any such consent.

1.12	Unless the context otherwise requires, references to the Common Parts, the Business Park, Other Units and the Property are to the whole and any part of them or it.

1.13	Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	For the purposes of the definition of Insolvency Event:

1.14.1	where any of the paragraphs in that definition apply in relation to:

1.14.1.1	a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively), that paragraph shall apply subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended); and

1.14.1.2	a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000), that paragraph shall apply subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended); and

1.14.2	Insolvency Event includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

1.15	Reference to writing or written excludes fax and email.

1.16	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.17	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England or Wales.

1.18	Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.19	Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.20	If any provision or part-provision of this lease is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this lease.

2.	GRANT

2.1	The Landlord lets the Property to the Tenant:

2.1.1	for the Contractual Term;

2.1.2	with full title guarantee;

2.1.3	together with the Rights;

2.1.4	excepting and reserving the Reservations; and

2.1.5	subject to the Third Party Rights.

2.2	The grant in clause 2.1 is made with the Tenant paying as rent to the Landlord:

2.2.1	the Annual Rent;

2.2.2	the Insurance Rent;

2.2.3	the Service Rent;

2.2.4	all interest payable under this lease;

2.2.5	monies expended by the Landlord by way of remedying any default by the Tenant in compliance with its obligations under this lease; and

2.2.6	all VAT chargeable on the other rents set out in this clause 2.2.

3.	TENANT COVENANTS

The Tenant covenants with the Landlord to observe and perform the tenant covenants of this lease during the Term or (if earlier) until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995.

4.	PAYMENT OF ANNUAL RENT AND SERVICE RENT

4.1	The Tenant must pay the Annual Rent and Service Rent by four equal instalments in advance on or before the Rent Payment Dates except that

4.1.1	the Tenant must pay the first instalment of Annual Rent and Service Rent on the Rent Commencement Date; and

4.1.2	that first instalment of Annual Rent and Service Rent shall be the proportion of the Annual Rent and Service Rent calculated on a daily basis for the period from and including the Rent Commencement Date to and including the day before the next Rent Payment Date after the Rent Commencement Date.

4.2	The Tenant shall pay the Service Rent which exceeds the Interim Charge within 7 days of receipt of the Statement

5.	PAYMENT METHOD

5.1	The Tenant must pay the Annual Rent and all other sums payable under this lease by:

5.1.1	electronic means from an account held in the name of the Tenant to the account (based in the United Kingdom) notified from time to time to the Tenant by the Landlord; or

5.1.2	any other method that the Landlord reasonably requires from time to time and notifies to the Tenant.

6.	NO SET-OFF

The Tenant must pay the Annual Rent and all other sums payable under this lease in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

7.	INTEREST

7.1	If any of the Annual Rent or any other sum payable by the Tenant under this lease has not been paid by within ten Working Days of the due date (whether it has been formally demanded or not), the Tenant must pay to the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date of payment.

7.2	If the Landlord does not demand or accept any of the Annual Rent or any other sum due from, or tendered by, the Tenant under this lease because the Tenant is in breach of any of the tenant covenants of this lease, then, when that amount is accepted by the Landlord, the Tenant must pay to the Landlord interest on that amount at the Interest Rate. Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date of payment.

8.	RATES AND TAXES

8.1	The Tenant must pay all Rates and Taxes.

8.2	The Tenant must not make any proposal to alter the rateable value of the Property (or that value as it appears on any draft rating list) without the approval of the Landlord.

9.	UTILITIES

9.1	The Tenant must pay all Utility Costs (including without limitation costs associated with energy consumption and carbon emissions).

9.2	The Tenant must comply with all laws and with any recommendations of the relevant suppliers relating to the supply and removal of Utilities to or from the Property.

10.	COMMON ITEMS

The Tenant must pay to the Landlord on demand a fair proportion of all reasonable costs payable by the Landlord for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items not on or in the Business Park but used or capable of being used by the Business Park in common with other land (including without limitation costs associated with energy consumption and carbon emissions) provided such costs are not incorporated within the Service Rent.

11.	COSTS

11.1	The Tenant must pay within 10 Working Days of demand the reasonable costs and expenses of the Landlord including any solicitors' or other professionals' costs and expenses (whether incurred before or (subject to 11.1.4 which shall be 3 months) up to 12 months after the Termination Date) in connection with, or in contemplation of, any of the following:

11.1.1	the enforcement of the tenant covenants of this lease;

11.1.2	serving any notice or taking any proceedings in connection with this lease under section 146 or 147 of the LPA 1925 (notwithstanding that forfeiture is avoided otherwise than by relief granted by the court);

11.1.3	serving any notice in connection with this lease under section 17 of the LTCA 1995;

11.1.4	the preparation and service of a schedule of dilapidations in connection with this lease provided that that schedule is served on or before the date which is 3 months from and including the Termination Date; or

11.1.5	any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord)

12.	PROHIBITION OF DEALINGS

12.1	Except as expressly permitted by clause 13 to 16 (inclusive), the Tenant must not:

12.1.1	assign, underlet, charge, part with or share possession or occupation of the whole or part of either this lease or the Property; or

12.1.2	hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

13.	ASSIGNMENTS

13.1	The Tenant may assign the whole of this lease with the consent of the Landlord (such consent not to be unreasonably withheld).

13.2	The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the LTA 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:

13.2.1	a condition that the assignor enters into an authorised guarantee agreement in favour of the Landlord which:

13.2.1.1	is in respect of all the tenant covenants of this lease;

13.2.1.2	is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the LTCA 1995;

13.2.1.3	imposes principal debtor liability on the assignor;

13.2.1.4	requires (in the event of a disclaimer of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

13.2.1.5	is otherwise in a form reasonably required by the Landlord;

13.2.2	a condition that any guarantor of the assignor (other than a guarantor under an authorised guarantee agreement) enters into a guarantee in favour of the Landlord in a form reasonably required by the Landlord guaranteeing that the assignor will comply with the terms of the authorised guarantee agreement; or

13.2.3	a condition that if reasonably required the assignee enters into a rent deposit deed with the Landlord in a form reasonably required by the Landlord and for an initial deposit of six months' Annual Rent (as at the date of assignment) plus a sum equivalent to VAT on that Annual Rent.

13.3	The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the LTA 1927, the Landlord may refuse its consent to an assignment if any of the following circumstances exist:

13.3.1	the Annual Rent or any other sum due under this lease (where that other sum is not the subject of a genuine dispute with the Landlord) is outstanding;

13.3.2	in the Landlord's reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in this lease

13.3.3	there is a material breach of covenant by the Tenant that the Tenant has failed to remedy unless the assignee covenants to remedy any breach capable of remedy within a reasonable time

13.4	Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

14.	UNDERLETTING

14.1	The Tenant may underlet the whole of the Property or the Permitted Part in accordance with this clause 14 and with the consent of the Landlord (such consent not to be unreasonably withheld).

14.2	The Tenant must not underlet the whole of the Property or the Permitted Part:

14.2.1	together with any property, or any right over property, that is not included within this lease;

14.2.2	at a fine or premium or reverse premium;

14.2.3	allowing any rent-free period to the undertenant that exceeds the period that is then usual in the open market for such a letting;

14.2.4	unless the underlease has first been validly excluded from the provisions of the LTA 1954 (where it is a lease that might otherwise acquire security of tenure under Part II of the LTA 1954);

14.2.5	for a term that will expire by effluxion of time later than three days before the Contractual Term expires by effluxion of time; and

14.2.6	unless the undertenant has first entered into a direct covenant in favour of the Landlord to observe and perform the covenants in the underlease and any document that is collateral or supplemental to it.

14.3	Any underletting by the Tenant must include:

14.3.1	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease (where the underlease was required to be contracted out under clause 14.2.4);

14.3.2	the reservation of a rent which is not less than the open market rental value of the Property (or, if the underletting is of the Permitted Part only, the open market rental value of that Permitted Part) at the date on which the Landlord grants consent to the underletting and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 14.2.3);

14.3.3	provisions for the review of rent at the same dates and on the same basis as the review of the Annual Rent in this lease unless the term of the underlease is five years or less;

14.3.4	a covenant by the undertenant not to:

14.3.4.1	(except on the same terms as this lease (but made applicable to the undertenant and the underlease) assign or charge the whole or any part of the underlease;

14.3.4.2	(except on the same terms as this lease (but made applicable to the undertenant and the underlease) part with, share possession or share occupation of the whole or any part of the underlet property;

14.3.4.3	underlet the whole or part only of the underlet property;

14.3.4.4	hold the underlease on trust for any person (except pending registration of a dealing permitted by the underlease at HM Land Registry or by reason only of joint legal ownership); and

14.3.4.5	(if the underlease permits the undertenant to assign the underlease) assign the underlease without first procuring a direct covenant in favour of the Landlord to observe and perform the covenants in the underlease and any document that is collateral or supplemental to it;

14.3.5	a covenant to comply with the terms of this lease (but, in relation to an underlease of the Permitted Part, only insofar as they relate to the Permitted Part and rights granted to the undertenant) except the covenant to pay the Annual Rent; and

14.3.6	provisions requiring the consent or approval of the Landlord to be obtained in respect of any matter for which the consent or approval of the Landlord is required under this lease; and

14.3.7	in the case of an underletting of the Permitted Part, appropriate tenant covenants requiring the undertenant to pay an appropriate proportion of:

14.3.7.1	the amounts payable by way of Insurance Rent under this lease; and

14.3.7.2	the costs of repair, maintenance, decoration, renewal, lighting and cleaning of, and any other service, amenity or facility provided to, any land, buildings, service media, structures and other items that do not form part of the underlet property but that are used or capable of being used by the underlet property in common with other parts of the Property.

14.4	Any underletting by the Tenant must otherwise be:

14.4.1	by deed;

14.4.2	consistent with and include tenant covenants no less onerous than those in this lease (but, in the case of an underlease of the Permitted Part, only insofar as they relate to the Permitted Part) excluding the covenant in this lease to pay the Annual Rent; and

14.4.3	in a form approved by the Landlord (such approval not to be unreasonably withheld).

14.5	In relation to any underlease granted by the Tenant, the Tenant must:

14.5.1	not vary the terms of the underlease without the consent of the Landlord (such consent not to be unreasonably withheld);

14.5.2	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

14.5.3	ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord (such approval not to be unreasonably withheld).

14.6	If any alterations arising from the underlease granted by the Tenant invalidate a valid EPC for the Property (or any part or parts thereof thereof) or adversely affect the asset rating in any such EPC or diminish the value of the Landlord's reversionary interest, then the Tenant shall:

14.6.1	carry out or procure the carrying out of such works as the Landlord shall reasonably require; and

14.6.2	indemnify the Landlord in respect of such diminution in value and the expenses incurred in respect of the cost of a new and valid EPC for the Property.

15.	SHARING OCCUPATION

15.1	The Tenant may share occupation of the Property with a Group Company for as long as that company remains a Group Company and provided that no relationship of landlord and tenant is established by that arrangement.

15.2	The Tenant is not permitted to share occupation under clause 15.1 if the Permitted Part has been underlet.

16.	CHARGING

The Tenant may charge the whole of this lease with the consent of the Landlord (such consent not to be unreasonably withheld).

17.	NOTIFICATION AND REGISTRATION OF DEALINGS

17.1	Within one month of any Transaction, the Tenant must:

17.1.1	give the Landlord notice of the Transaction;

17.1.2	deliver a certified copy of any document effecting or evidencing the Transaction to the Landlord (including a certified copy of any notice served under, or any declaration or statutory declaration made in accordance with, section 38A of the LTA 1954 as part of such Transaction); and

17.1.3	pay the Landlord a registration fee of £50 (plus VAT).

17.2	In respect of every Transaction that is registrable at HM Land Registry, the Tenant must:

17.2.1	promptly following completion of the Transaction apply to register it (or procure that the relevant person applies to register it);

17.2.2	(or must procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are responded to promptly and properly; and

17.2.3	within one month of completion of the registration, send the Landlord official copies of its title (and where applicable of the undertenant's title).

17.3	If requested by the Landlord, the Tenant must promptly supply the Landlord with full details of the occupiers of the Property and the terms on which they occupy it.

18.	REPAIR

18.1	The Tenant must:

18.1.1	subject to clause 18.2 to put and keep the Property in good and substantial repair and condition;

18.1.2	ensure that any Service Media forming part of the Property, is kept in good working order;

18.1.3	keep the Property clean, tidy and clear of rubbish;

18.1.4	replace as soon as possible with glass of similar appearance and of similar or better quality any glass forming part of the Property that becomes cracked or broken.

18.2	The Tenant shall not be liable to repair the Property (excluding any Excluded Insurance Items forming part of the Property) to the extent that any disrepair has been caused by:

18.2.1	an Insured Risk unless and to the extent that:

18.2.1.1	the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant or any Authorised Person (except where the Tenant has paid an amount equal to any insurance money that the insurers refuse to pay in accordance with paragraph 3.2.6 of Schedule 6 ); or

18.2.1.2	the insurance cover in relation to that disrepair is limited as referred to in paragraph 1.3 of Schedule 6 or

18.2.2	Damage by an Uninsured Risk unless that damage is Tenant Damage.

18.2.3	A Snagging Item until such disrepair has been remedied by the Landlord.

18.2.4	Damage as a result of a Solar Installation which was installed by the Landlord.

19.	DECORATION

19.1	The Tenant must:

19.1.1	decorate the Property as often as is reasonably necessary and also in the last three months before the Termination Date;

19.1.2	carry out all decoration (including all appropriate preparatory work) in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use; and

19.1.3	carry out the decoration required in the last three months before the Termination Date to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord (acting reasonably).

20.	ALTERATIONS

20.1	The Tenant shall not carry out any alterations to the Property which would result in the Property being designated as a Sub-Standard Property.

20.2	The Tenant shall not carry out any alterations to the Property in a manner that would knowingly have an adverse impact its Environmental Performance.

20.3	Except as permitted by this clause 20, the Tenant must not make any:

20.3.1	alteration or addition to the Property; or

20.3.2	opening in any boundary of the Property.

20.4	Any alterations permitted by this clause are subject to clause 20.9.

20.5	The Tenant may make internal non-structural alterations to the Property with the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

20.6	The Tenant may carry out minor alterations that consist of making minor perforations in any boundary of the Property or in the structural elements of any buildings that are at the Property provided that:

20.6.1	those alterations are reasonably required in connection with any works permitted under this clause 20;

20.6.2	those alterations do not adversely impact on the structural integrity of the Property; and

20.6.3	the Tenant obtains the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

20.6.4	the alterations do not invalidate any warranties relating to the Property.

20.7	The Tenant may install the Solar Installation in accordance with Schedule 8

20.8	The Tenant may install any Service Media at the Property or alter the route of any Service Media at the Property with the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

20.9	The Tenant must not carry out any alteration to the Property which would, or may reasonably be expected to, have an adverse effect on the asset rating in any Energy Performance Certificate for the Property or the Common Parts.

21.	SIGNS

21.1	The Tenant must not:

21.1.1	display any Signs inside the Property that are visible from the outside; or

21.1.2	attach any Signs to the exterior of the Property;

except, with the consent of the Landlord (such consent not to be unreasonably withheld or delayed), Signs of a design, size and number and in positions that are appropriate to the nature and location of the Property and to the Permitted Use.

21.2	The Tenant must allow the Landlord to fix to and keep at the Property:

21.2.1	during the six month period before the Termination Date, any re-letting board as the Landlord reasonably requires except where there is a genuine prospect of the Tenant renewing this lease and the Tenant is genuinely and actively pursuing that renewal; and

21.2.2	at any time during the Term, any sale board as the Landlord reasonably requires.

22.	RETURNING THE PROPERTY TO THE LANDLORD

22.1	The Tenant must return the Property to the Landlord on the Termination Date with vacant possession and in the repair and condition required by this lease.

22.2	At the Landlord's request (no later than two months prior to the Termination Date save where the Lease is brought to an end pursuant to clause 46 where the Landlords request can be made anytime up to the expiry of 2 months from the Termination Date) the Tenant must by the Termination Date (or if clause 46 applies 2 months from service of the Landlords request):

22.2.1	remove:

22.2.1.1	any tenant's fixtures from the Property;

22.2.1.2	any alterations to the Property undertaken by or for any tenant, undertenant or occupier during or in anticipation of this lease and any Tenant's plant; and

22.2.1.3	any Signs erected by the Tenant at the Business Park; and

22.2.2	make good any damage caused by the removal of those items and alterations.

22.3	On or before the Termination Date, the Tenant must remove from the Property all chattels belonging to or used by it.

22.4	The Tenant:

22.4.1	irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any chattels or items fixed to the Property by the Tenant and left by the Tenant for more than ten working days after the Termination Date; and

22.4.2	must indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

The Landlord shall not be liable to the Tenant by reason of that storage or disposal.

23.	USE

23.1	The Tenant must not use the Property for any purpose other than the Permitted Use.

23.2	The Tenant must not:

23.2.1	use the Property for any illegal purposes nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Business Park or any property that neighbours the Business Park;

23.2.2	hold any auction at the Property;

23.2.3	allow any noise, music, flashing lights, fumes or smells to emanate from the Property so as to cause a nuisance or annoyance to any other tenants or occupiers of the Business Park or any property that neighbours the Business Park;

23.2.4	overload or block any Service Media at or serving the Property;

23.2.5	store, sell or display any offensive, dangerous, illegal, explosive or highly flammable items at the Property;

23.2.6	(except as permitted by the Rights) interfere with any Service Media at the Business Park;

23.2.7	keep any pets or any other animal, bird, fish, reptile or insect at the Property (except guide dogs or other animals used as aids provided they are not kept at the Property overnight or left unattended); or

23.2.8	allow any person to sleep at or reside on the Property.

24.	OPEN LAND AND ESTATE ROADS

24.1	The Tenant must

24.1.1	keep the Open Land adequately surfaced, in good condition and landscaped areas properly cultivated in accordance with the rules of good husbandry; and

24.1.2	ensure that all security barriers or gates at the entrances to and exits from the Property are operated correctly and closed after use

24.1.3	comply with its obligations pursuant to the Management Deed in relation to the Estate Road

24.2	The Tenant must not:

24.2.1	store anything on the Open Land or bring anything on to it that might become untidy, unclean unsightly or in any way detrimental to the property or any Adjacent Property;

24.2.2	deposit any waste, rubbish or refuse on the Open Land or place any receptacle for the same on it;

24.2.3	store any caravan or moveable dwelling on the Open Land

24.2.4	not store on or in any Open Space any petrol, oil or other inflammable material (except that inside the fuel tank and engine of any vehicle)

24.2.5	not use any other part of the Common Parts in connection with the loading and delivery of goods and materials to the Property except the service yards within the Property;

24.2.6	not obstruct the Estate Roads during loading and unloading

25.	REGULATIONS

The Tenant must observe all reasonable and proper regulations made by the Landlord and Management Company from time to time in accordance with the principles of good estate management and notified to the Tenant in writing relating to the use of the Property the Common Parts, and any other neighbouring or adjoining property pursuant to the Management Deed .

26.	ENVIRONMENTAL

26.1	The Tenant shall observe all reasonable regulations made by or on behalf of the Landlord from time to time and notified to the Tenant (including without limitation the Environmental Management Plan) in connection with its use and occupation of the Property and its user of the Common Parts provided that the Tenant shall not be required to incur material expenditure in complying with this clause.

26.2	The Tenant shall not install in the Property any heating or cooling or air handling systems without the prior written approval of the Landlord (such approval not to be unreasonably withheld where such installation is in accordance with the Environmental Management Plan.)

26.3	The Tenant shall:

26.3.1	within five Working Days of request, provide (but not more than twice in any six month period) to the Landlord or its authorised representatives all information and data regarding the energy and water consumption at and the waste production and recycling from the Property.

26.3.2	use reasonable endeavours to comply with the Environmental Management Plan as published from time to time during the Term provided that the Tenant shall not be required to incur material expenditure in complying with this clause.

26.3.3	Subject to clause 28, permit the Landlord or its authorised representatives to enter the Property (for the purposes of:

26.3.3.1	reviewing or measuring or monitoring the Tenant's energy and water use and

26.3.3.2	carrying out measurements or inspections or works pursuant to the Environmental Management Plan and

26.3.3.3	installing at the cost of the Landlord separate sub-metering of utilities.

27.	EXERCISE OF THE RIGHTS

27.1	The Tenant must exercise the Rights:

27.1.1	only in connection with the Tenant's use of the Property for the Permitted Use;

27.1.2	in accordance with any regulations made by the Landlord under clause 25; and

27.1.3	in compliance with all laws relating to the Tenant's use of the Common Parts and any other neighbouring or adjoining property pursuant to the Rights.

27.2	In exercising any right of entry on to any of the Common Parts, pursuant to paragraph 6 of Schedule 2 , the Tenant must:

27.2.1	except in case of emergency, give reasonable notice of its intention to exercise that right to the Landlord (and the Landlord shall make a representative available on reasonable notice);

27.2.2	where reasonably required by the Landlord, exercise that right only if accompanied by a representative of the Landlord;

27.2.3	cause as little damage as reasonably possible to the Common Parts and to any property belonging to or used by the Landlord or the tenants or occupiers of any Other Unit;

27.2.4	cause as little inconvenience as reasonably possible to the Landlord and the tenants and occupiers of the Other Units; and

27.2.5	promptly make good any damage caused by reason of the Tenant exercising that right.

28.	ALLOW ENTRY AND MANAGEMENT OBLIGATIONS

28.1	Subject to clause 28.3, the Tenant must allow all those entitled to exercise any right to enter the Property to enter the Property:

28.1.1	except in the case of an emergency (when no notice shall be required), after having given reasonable notice (which need not be in writing) to the Tenant;

28.1.2	at any reasonable time (whether or not during usual business hours); and

28.1.3	with their workers, contractors, agents and professional advisers.

28.2	The Tenant must allow any person authorised by the terms of a Third Party Right to enter the Property in accordance with that Third Party Right

28.3	The Tenant must not interfere with or obstruct (other than only temporarily and where necessary) the Management Company or its respective agents or contractors in the proper performance of their obligations under the Management Deed and/or from properly exercising the rights reserved by this Lease

28.4	The Tenant must not cause or permit or do anything which will cause the Landlord to be in breach of its obligations contained in the Management Deed.

29.	KEYHOLDERS AND EMERGENCY CONTACT DETAILS

29.1	The Tenant must provide to the Landlord in writing the names, addresses, email addresses and telephone numbers of at least two people who each:

29.1.1	hold a full set of keys for the Property;

29.1.2	hold all the access codes for the Tenant's security systems (if any) at the Property; and

29.1.3	may be contacted in case of emergency at any time outside the Tenant's usual business hours.

30.	COMPLIANCE WITH LAWS

30.1	The Tenant must comply with all laws relating to:

30.1.1	the occupation and use of the Property by the Tenant;

30.1.2	the use or operation of all Service Media, the Tenant's plant, and any other machinery and equipment at or serving the Property whether or not used or operated;

30.1.3	all materials kept at or disposed of from the Property.

30.2	Within five working days of receipt of any notice or other communication affecting the Property (and whether or not served pursuant to any law) the Tenant must:

30.2.1	send a copy of the relevant document to the Landlord; and

30.2.2	to the extent that it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may reasonably require where it relates to the occupation by the Tenant

30.3	The Tenant must not:

30.3.1	apply for any planning permission for the Property without the Landlord's consent (such consent not to be unreasonably withheld where the application relates to works or a change of use permitted under this lease); or

30.3.2	implement any planning permission for the Property without the Landlord's consent (such consent not to be unreasonably withheld).

30.4	Unless the Landlord otherwise notifies the Tenant, before the Termination Date the Tenant must carry out and complete any works stipulated to be carried out to the Property (whether before or after the Termination Date) as a condition of any planning permission for the Property that is implemented before the Termination Date by the Tenant, any undertenant or any other occupier of the Property.

30.5	The Tenant must:

30.5.1	comply with its obligations under the CDM Regulations;

30.5.2	maintain the health and safety file for the Property in accordance with the CDM Regulations;

30.5.3	give that health and safety file to the Landlord at the Termination Date;

30.5.4	procure, and give to the Landlord at the Termination Date, irrevocable, non-exclusive, non-terminable, royalty-free licence(s) for the Landlord to copy and make full use of that health and safety file for any purpose relating to the Property. Those licence(s) must carry the right to grant sub-licences and be transferable to third parties without the consent of the grantor; and

30.5.5	supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord's obligations under the CDM Regulations.

30.6	As soon as the Tenant becomes aware of any defect in the Property, the Tenant must give the Landlord notice of it.

30.7	The Tenant must indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

30.8	The Tenant must keep:

30.8.1	the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably required by the Landlord; and

30.8.2	that machinery, equipment and alarms properly maintained and available for inspection.

31.	ENERGY PERFORMANCE CERTIFICATES

31.1	The Tenant must:

31.1.1	co-operate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property, or the Common Parts including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate and Recommendation Report; and

31.1.2	allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and Recommendation Report for the Property.

31.2	The Tenant must not commission an Energy Performance Certificate for the Property unless required to do so by the EPC Regulations.

31.3	Where the Tenant is required by the EPC Regulations to commission an Energy Performance Certificate for the Property, the Tenant must at the request of the Landlord either:

31.3.1	commission an Energy Performance Certificate from an Energy Assessor approved by the Landlord; or

31.3.2	pay the costs of the Landlord of commissioning an Energy Performance Certificate for the Property.

31.4	The Tenant must deliver to the Landlord a copy of any Energy Performance Certificate and Recommendation Report for the Property that is obtained or commissioned by the Tenant or any other occupier of the Property within 5 working days of receipt.

32.	THIRD PARTY RIGHTS

32.1	The Tenant must:

32.1.1	comply with the obligations on the Landlord relating to the Third Party Rights to the extent that those obligations relate to the Property; and

32.1.2	not do anything that may interfere with any Third Party Right.

32.2	The Rights are granted subject to the Third Party Rights to the extent that the Third Party Rights affect the parts of the Business Park over which the Rights are granted.

33.	REGISTRATION OF THIS LEASE

The Tenant must apply

33.1	to register this lease at HM Land Registry promptly and in any event within one month following the grant of this lease.

33.2	ensure that any requisitions raised by HM Land Registry in connection with its application to register this lease at HM Land Registry are responded to promptly and properly; and

33.3	send the Landlord official copies of its title within one month of completion of the registration.

34.	CLOSURE OF REGISTERED TITLE

34.1	The Tenant must make an application to HM Land Registry to close the registered title of this lease and remove all entries on the Landlord’s title relating to this lease and the easements granted by this lease promptly (and in any event within one month) following the Termination Date.

34.2	The Tenant must:

34.2.1	ensure that any requisitions raised by HM Land Registry in connection with its application to HM Land Registry pursuant to clause 34.1 are responded to promptly and properly; and

34.2.2	keep the Landlord informed of the progress and completion of that application.

35.	ENCROACHMENTS AND PRESERVATION OF RIGHTS

35.1	The Tenant must not permit any encroachment over the Property or permit any easements or other rights to be acquired over the Property.

35.2	If any encroachment over the Property is made or attempted or any action is taken by which an easement or other right may be acquired over the Property, the Tenant must:

35.2.1	immediately inform the Landlord and give the Landlord notice of that encroachment or action; and

35.2.2	at the request and cost of the Landlord, adopt such measures as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement or other right.

35.3	The Tenant must preserve all rights of light and other easements enjoyed by the Property.

35.4	The Tenant must not prejudice the acquisition of any right of light or other easement for the benefit of the Property by obstructing any window or opening or giving any acknowledgement that the right is enjoyed with the consent of any third party or by any other act or default of the Tenant.

35.5	If any person takes or threatens to take any action to obstruct or interfere with any easement or other right enjoyed by the Property or any such easement in the course of acquisition, the Tenant must:

35.5.1	immediately inform the Landlord and give the Landlord notice of that action; and

35.5.2	at the request and cost of the Landlord, adopt such measures as may be reasonably required or deemed proper for preventing or securing the removal of the obstruction or the interference.

36.	REPLACEMENT GUARANTOR

36.1	Subject to clause 36.2, if:

36.1.1	an Insolvency Event occurs in relation to a guarantor; or

36.1.2	any guarantor (being an individual) dies or becomes incapable of managing their affairs;

the Tenant must, if the Landlord so requests, procure that a person of standing acceptable to the Landlord (acting reasonably), within twenty working days of that request enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by that guarantor.

36.2	Clause 36.1 shall not apply in the case of a person who is a guarantor by reason of having entered into an authorised guarantee agreement.

37.	PROCURE GUARANTOR CONSENT

37.1	For so long as any guarantor remains liable to the Landlord, the Tenant must, if the Landlord so requests, procure that that guarantor does all or any of the following:

37.1.1	joins in any consent or approval required under this lease; and

37.1.2	consents to any variation of the tenant covenants of this lease.

38.	INDEMNITY

38.1	The Tenant must keep the Landlord indemnified against all liabilities, expenses, costs (including, but not limited to, any solicitors' or other professionals' costs and expenses), claims, damages and losses (including, but not limited to, any diminution in the value of the Landlord's interest in the Property and loss of amenity of the Business Park) suffered or incurred by the Landlord arising out of or in connection with:

38.1.1	any breach of any tenant covenants in this lease;

38.1.2	any use or occupation of the Property or the carrying out of any works permitted or required to be carried out under this lease; or

38.1.3	any act or omission of the Tenant or any Authorised Person.

39.	LANDLORD COVENANTS

39.1	The Landlord covenants with the Tenant to observe and perform the landlord covenants of this lease during the Term, including those within the Schedules to this lease.

39.2	The Landlord shall procure that any defects, shrinkages or other faults identified in writing by the Tenant to the Landlord prior to Friday 4th August 2023 shall be made good, at the Landlord’s own expense and to the reasonable satisfaction of the Tenant but only to the extent that any such defect has not been caused by the Tenant or any Authorised Person

40.	SERVICES

40.1	The Landlord will:-

40.1.1	notify the Tenant of any changes in the Charging Period as soon as reasonably practicable following notification by or on behalf of the Management Company

40.1.2	confirm the amount of the Interim Charge for the Charging Period as soon as reasonably practicable following notification by on behalf of the Management Company of the Interim Charge under the Management Deed

40.1.3	supply to the Tenant a copy of the Statement as soon as reasonably practicable following receipt of the same.

40.1.4	where the Service Charge is less than the Interim Charge, credit the balance against the next payment of the Interim Charge or repay the excess to the Tenant at the end of the Term within one (1) month of the date of the Landlord supplying the Statement to the Tenant

40.1.5	save to the extent permitted by the Management Deed not agree any variation to the terms of the Management Deed during the Term without the consent of the Tenant (not to be unreasonably withheld or delayed)

40.1.6	if the Tenant disputes the Services Rent the Landlord shall at the request and cost of the Tenant make all reasonable representations to the Management Company as reasonably required by the Tenant

40.1.7	provide the Tenant with a copy of any regulations made and notified to the Landlord in relation to the Common Parts and if reasonably required by the Tenant and at the cost of the Tenant make all such reasonable representations to the Management Company as the Tenant requires concerning such regulations

40.1.8	comply with the obligations on the part of the Covenanter contained in the Management Deed

40.1.9	not obstruct or interfere with the Management Company and their respective agents and contractors in the proper performance of their obligations under the Management Deed

40.1.10	procure that upon any disposition (excluding a Public Disposition as defined in the management Deed) of the Management Company's interest in the Common Parts during the Term, any successor in title to the Management Company will covenant with the Tenant in the same form as the Estate Management Company's covenants in Clause 42 of this Lease

Save that any costs incurred in the Service Charge as a result of a breach by the Landlord of its obligations to the Tenant under this Lease will not be included in the Service Rent

40.2	If the Management Company fails to provide the Services in the circumstances set out in clause 10 of the Management Deed and the Management Company fails to remedy such failure within a reasonable period in accordance with the provisions of clause 10 of the Management Deed the Landlord will at the request of the Tenant use all reasonable endeavours to exercise the step in rights in accordance with the provisions of clause 10 of the Management Deed Provided the Landlord shall not be required to exercise step in rights or be liable in respect of any failure to provide the Services, where the circumstances in clause 3.2 of the Management Deed apply

41.	QUIET ENJOYMENT

The Landlord covenants with the Tenant that the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

42.	MANAGEMENT COMPANY COVENANTS

The Management Company covenants with the Landlord and the Tenant to:

42.1	carry out or procure the carrying out of the Services in accordance with the provisions of the Management Deed;

42.2	observe and perform the obligations on the part of the Management Company contained in the Management Deed; and

42.3	on receipt of written request to make available or procure there is made available in the UK any receipts or invoices evidencing expenditure of the Service Costs for inspection by the Landlord and the Tenant.

43.	VARIATION IN EXTENT OF THE BUSINESS PARK

If the Landlord or Management Company varies the extent of the Business Park, that variation must not materially adversely impact on:

43.1	the Tenant's use and occupation of the Property;

43.2	the rights and facilities granted to the Tenant under this lease; or

43.3	the amount of Service Rent payable by the Tenant under the lease as a reflection of the proportion the which the Area (as defined under the Management Deed) bears to the aggregate Area of all Other Units on the Business Park.

44.	DESIGNATION OF ALTERNATIVE AREAS, ROUTES AND FACILITIES

44.1	The Landlord and Management Company must:

44.1.1	when exercising any right under paragraph 1.5 of Schedule 3 , give the Tenant reasonable notice (except in case of emergency when no notice shall be required);

44.1.2	when exercising its right under paragraph 1.5 of Schedule 3 , use reasonable endeavours to designate alternative routes, areas or facilities that are not materially less convenient for the Tenant; and

44.1.3	(except in case of emergency) when exercising its right under paragraph 1.5 of Schedule 3 :

44.1.3.1	use reasonable endeavours to provide alternative routes, areas or facilities that are not materially less convenient for the Tenant; and

44.1.3.2	ensure that access to the relevant Common Parts is prevented or restricted for as short a period as is reasonably practicable.

44.2	When exercising the right under paragraph 1.6 of Schedule 3, the Landlord must act reasonably and in the interests of good estate management.

45.	EXERCISE OF RIGHT OF ENTRY

45.1	In exercising any right of entry on to the Property pursuant to paragraph 1.2 of Schedule 3, the Landlord must:

45.1.1	except in case of emergency, give reasonable notice of its intention to exercise that right to the Tenant;

45.1.2	where reasonably required by the Tenant, exercise that right only if accompanied by a representative of the Tenant;

45.1.3	cause as little damage as possible to the Property and to any property belonging to or used by the Tenant;

45.1.4	cause as little inconvenience as reasonably possible to the Tenant; and

45.1.5	promptly make good any physical damage caused to the Property by reason of the Landlord exercising that right.

46.	RE-ENTRY AND FORFEITURE

46.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

46.1.1	the whole or any part of the Rents is unpaid 21 days after becoming payable (whether it has been formally demanded or not);

46.1.2	any material breach by the Tenant of any condition of, or tenant covenant in, this lease; or

46.1.3	an Insolvency Event.

46.2	If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

47.	SECTION 62 OF THE LPA 1925, IMPLIED RIGHTS AND EXISTING APPURTENANT RIGHTS

47.1	The grant of this lease does not create by implication any easements or other rights for the benefit of the Property or the Tenant and the operation of section 62 of the LPA 1925 is excluded.

47.2	The Property is let without the benefit of any existing easements or other rights which are appurtenant to the whole or any part of the Business Park except those set out in paragraph 5 of Schedule 2.

(except to the extent that the legislation prevents that right being excluded)].

48.	NO RESTRICTION ON LANDLORD'S USE

Nothing in this lease shall impose or be deemed to impose any restriction on the use by the Landlord of the Business Park (excluding the Property), or any other neighbouring or adjoining property.

49.	BREACH OF REPAIR AND MAINTENANCE OBLIGATION

49.1	The Landlord may enter the Property to inspect its condition and state of repair and give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

49.2	Following the service of a notice pursuant to clause 49.1, the Landlord may enter the Property and carry out the required works if the Tenant:

49.2.1	has not begun any works required to remedy any breach specified in that notice within two months of the notice or, if works are required as a matter of emergency, immediately; or

49.2.2	is not carrying out the required works with all due speed.

49.3	The costs incurred by the Landlord in carrying out any works pursuant to clause 49.2 (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

49.4	Any action taken by the Landlord pursuant to this clause 49 shall be without prejudice to the Landlord's other rights (including those under clause 46).

50.	NOTICES

50.1	Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be in writing and given:

50.1.1	by hand:

50.1.1.1	if the party is a company incorporated in the United Kingdom, at that party's registered office address;

50.1.1.2	if the party is a company not incorporated in the United Kingdom, at that party's principal place of business in the United Kingdom; or

50.1.1.3	in any other case, at that party's last known place of abode or business in the United Kingdom;

50.1.2	by pre-paid first-class post or other next working day delivery service:

50.1.2.1	if the party is a company incorporated in the United Kingdom, at that party's registered office address;

50.1.2.2	if the party is a company not incorporated in the United Kingdom, at that party's principal place of business in the United Kingdom; or

50.1.2.3	in any other case, at that party's last known place of abode or business in the United Kingdom

50.2	If a notice complies with the criteria in clause 50.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received if:

50.2.1	delivered by hand, at the time the notice is left at the proper address; or

50.2.2	sent by pre-paid first-class post or other next working day delivery service, on the second working day after posting.

50.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

51.	CONSENTS AND APPROVALS

51.1	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed unless:

51.1.1	it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and

51.1.2	it expressly states that the Landlord waives the requirement for a deed in that particular case.

51.2	If a waiver is given pursuant to clause 51.1, it shall not affect the requirement for a deed for any other consent.

51.3	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord unless:

51.3.1	the approval is being given in a case of emergency; or

51.3.2	this lease expressly states that the approval need not be in writing.

51.4	If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not:

51.4.1	imply that any consent or approval required from a third party has been obtained; or

51.4.2	obviate the need to obtain any consent or approval from a third party.

51.5	Where the Tenant requires the consent or approval of any mortgagee to any act or omission under this lease, then (subject to clause 1.11) at the cost of the Tenant the Landlord must use reasonable endeavours to obtain that consent or approval.

51.6	Where:

51.6.1	the consent of a mortgagee is required under this lease, a consent shall only be valid if it would be valid as a consent given under the terms of the mortgage; or

51.6.2	the approval of a mortgagee is required under this lease, an approval shall only be valid if it would be valid as an approval given under the terms of the mortgage.

52.	EXPERT DETERMINATION

52.1	This clause 52 applies in relation to any matter referred to an Expert for determination pursuant to paragraph 2 of Part 5 of Schedule 5

52.2	The Landlord and Tenant shall agree on the appointment of an Expert and shall agree with the Expert the terms of their appointment.

52.3	If the Landlord and Tenant are unable to agree on an Expert or the terms of their appointment within twenty working days of either party serving details of a suggested expert on the other, either party shall then be entitled to request the President to appoint an Expert and agree with the Expert the terms of appointment.

52.4	The Expert shall be required to prepare a written decision including reasons and give notice (including a copy) of the decision to the parties within a maximum of sixty working days of the matter being referred to the Expert.

52.5	If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by this clause, then:

52.5.1	either party may apply to the President to discharge the Expert and to appoint a replacement Expert with the required expertise; and

52.5.2	this clause 51 shall apply to the new Expert as if they were the first Expert appointed.

52.6	The parties are entitled to make submissions to the Expert and must provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

52.7	To the extent not provided for by this clause 52, the Expert may in their reasonable discretion determine such other procedures to assist with the conduct of the determination as they consider just or appropriate including (to the extent considered necessary) instructing professional advisers to assist them in reaching their determination.

52.8	The Expert shall act as an expert and not as an arbitrator. The Expert shall determine the matter referred to the Expert under this lease. The Expert may award interest as part of their decision. The Expert's written decision on the matters referred to them shall be final and binding on the parties in the absence of manifest error or fraud.

52.9	The Landlord and Tenant must bear their own costs in relation to the reference to the Expert.

52.10	The Landlord and Tenant must bear the Expert's fees and any costs properly incurred by them in arriving at their determination (including any fees and costs of any advisers appointed by the Expert) equally or in such other proportions as the Expert shall direct.

52.11	If either the Landlord or the Tenant does not pay its part of the Expert's fees and expenses within ten working days of demand by the Expert, then:

52.11.1	the other party may pay instead; and

52.11.2	the amount so paid shall be a debt of the party that should have paid and shall be due and payable on demand to the party that made the payment pursuant to clause 52.11.1.

52.12	The Landlord and Tenant must act reasonably and co-operate to give effect to the provisions of this clause and otherwise do nothing to hinder or prevent the Expert from reaching their determination.

53.	VAT

53.1	All sums payable by either party under or in connection with this lease are exclusive of any VAT that may be chargeable.

53.2	A party to this lease must pay VAT on receipt of a valid VAT invoice in respect of all taxable supplies made to that party in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

53.3	Every obligation on either party, under or in connection with this lease, to pay any sum by way of a refund or indemnity, includes an obligation to pay an amount equal to any VAT incurred on that sum by the receiving party on receipt of a valid VAT invoice (except to the extent that the receiving party obtains credit for such VAT).

54.	JOINT AND SEVERAL LIABILITY

Where a party comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of that party arising under this lease. The party to whom those obligations and liabilities are owed may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

55.	ENTIRE AGREEMENT

55.1	This lease constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter.

55.2	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

56.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

This lease does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

57.	GOVERNING LAW

This lease and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

58.	JURISDICTION

Subject to clause 5, each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this lease or its subject matter or formation.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1

Property

The premises comprising the Buildings, and ancillary service yard and access roads and shown edged red on the Property Plan including:

(i)	all buildings, erections, structures, fixtures fittings and appurtenances on the Premises from time to time

(ii)	all additions, alterations and improvements carried out during the Term

(iii)	the Service Conduits exclusively serving the Property

but excluding the air space above any of the Property and any Tenants plant which can be removed from the Property without defacing the same.

Schedule 2

Rights

In common with the Landlord and the Management Company and any other person authorised by the Landlord, the Landlord grants to the Tenant the following easements (for the benefit of the Property) and the following other rights:

1.	The right to support and protection for the Property from the other Adjacent Property to the extent that the same provide support and protection to the Property at the date of this lease.

2.	The right to use the Common Parts including the Estate Roads for the purposes of access to and egress from the Property.

3.	The right to use and to connect into any Service Media forming part of the Common Parts that serve (but do not form part of) the Property which are in existence at the date of this lease or are installed or constructed during the Term. Provided that the Landlord (and the Management Company) may, at its discretion and at any time, re-route or replace any Service Media pursuant to paragraph 1.3.3 of Schedule 3 provided that any alternative routes or replacements are not less convenient for the Tenant and this right shall then apply in relation to the Service Media as re-routed or replaced.

4.	The right to display the trading name and logo of the Tenant (and any authorised undertenant) on a sign or noticeboard provided by the Landlord or Management Company at the entrance of the Business Park in a form and manner approved by the Landlord or if applicable the Management Company.

5.	Subject to the Tenant complying with clause 21.1, the right to attach Signs to the exterior of the Property.

6.	Subject to the Tenant complying with clause 27.2, the right to enter the Common Parts so far as is reasonably necessary to carry out any works to the Property required or permitted by this lease.

Schedule 3

Reservations

1.	Subject to paragraph 2 and paragraph 3 of this Schedule, the Landlord excepts and reserves from this lease for the benefit of the Landlord and if applicable the Management Company the following easements (for the benefit of the Business Park (excluding the Property) and the following other rights:

1.1	Rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the Term.

1.2	Subject to the Landlord complying with clause 28, the right to enter the Property:

1.2.1	to repair, maintain, install, construct, re-route or replace any Service Media or structure relating to any of the Reservations;

1.2.2	to carry out any works to any other part of the Business Park where it would not be reasonably practicable to do so without entering onto the Property; and

1.2.3	for any other purpose mentioned in or connected with:

1.2.3.1	this lease;

1.2.3.2	the Reservations; or

1.2.3.3	the Landlord's interest in the Business Park or any neighbouring or adjoining property in which the Landlord acquires an interest during the Term.

1.3	The right to:

1.3.1	use and connect into Service Media at, but not forming part of, the Property which are in existence at the date of this lease or which are installed or constructed during the Term;

1.3.2	install and construct Service Media at the Property to serve any other part of the Business Park or any neighbouring or adjoining property in which the Landlord acquires an interest during the Term; and

1.3.3	re-route and replace any Service Media referred to in this paragraph.

1.3.4	commence a Solar Installation in accordance with Schedule 8 In the event that the Tenant has not served written notice on the Landlord to confirm its intent to commence a Solar Installation of at least 35 kWp within 18 months of the date of this Lease or if any such installation has not been completed within 24 months of the date of this Lease (subject to extension where lead times have been extended by suppliers as a result of global supply chain factors).

1.4	At any time during the Term, the full and free right to build, rebuild, alter or develop the Business Park or any neighbouring or adjoining property in which the Landlord acquires an interest during the Term as the Landlord may think fit.

1.5	Subject to the Landlord and the Management Company complying with clause 42.1, the right from time to time to (but not including the Estate Roads) prevent or restrict access to any of the Common Parts (but not including the Estate Roads) if reasonably required to enable works to be carried out to any part of the Business Park or in case of emergency

1.6	The right to erect a barrier (or other gate or barrier system) as the Landlord or the Management Company may consider necessary or desirable from time to time for the benefit of the Business Park on the entrance to the Business Park in such location as the Landlord or the Management Company may from time to time nominate and the Tenant (acting reasonably) shall approve subject to the Tenant being provided with a key or other appropriate means of access to the system, for access appropriate to the use of the Property.

1.7	Subject to the Landlord complying with clause 44.2, the right from time to time to designate which of the Common Parts may be used by the Tenant on foot only, by vehicles only or both on foot and by vehicles and this shall include the right to specify which type, size and weight of vehicles are permitted to use any of those Common Parts designated by the Landlord for use by vehicles.

2.	The Reservations:

2.1	Are excepted and reserved notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts provided that they do not materially adversely affect the use and enjoyment of the Property for the Permitted Use.

2.2	May be exercised by:

2.2.1	the Landlord;

2.2.2	the Management Company

2.2.3	anyone else who is or becomes entitled to exercise them; and

2.2.4	anyone authorised by the Landlord .

2.3	Are excepted and reserved to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the Term.

3.	No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisers, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

3.1	Physical damage to the Property.

3.2	Any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

Schedule 4

Third Party Rights

All easements and other rights, covenants and restrictions affecting the Business Park and any land over which the Rights are granted including those set out or referred to in the register entries of the Registered Titles as at the date of this lease1 but excluding any financial charges.

Schedule 5

Rent review

Part 1

Definitions

1.	DEFINITIONS

The following definitions apply in this Schedule 5.

Assumptions	the assumptions set out in Part 2 of this Schedule 5

Base RPI Month	343.2 (July 2022)or, where there has been at least one review of the Annual Rent in accordance with paragraph 1 of Part 5 of this schedule, the month that falls two months before the month in which the most recent prior Review Date fell.

Base Rent	the Annual Rent payable immediately before a Review Date.

Current Figure	the index value of the RPI for the month that falls two months before the month in which that Review Date falls

Disregards	the disregards set out in Part 3 of this Schedule 5

Hypothetical Lease	the lease described in Part 4 of this Schedule 5

Indexed Rent	the rent determined in accordance with paragraph 1.1 of Part 5 of this schedule.

Maximum Rent	means 104% of the Base Rent.

Minimum Rent	means 101% of the Base Rent.

Open Market Rent	the annual rent (exclusive of VAT) at which the Property could reasonably be expected to be let:

(a) in the open market;

(b) at the relevant Review Date; and

(c) applying the Assumptions and Disregards.

Review Dates	the first anniversary of the Rent Commencement Date of this lease and every anniversary of that date

Revised Rent	the rent ascertained in accordance with paragraphs 1.1 and 1.2 of Part 5 of this schedule.

RPI	the Retail Prices Index or any official index replacing it.

Shortfall Payment Date	the date which is ten working days from and including the date that the revised Annual Rent is agreed or determined

Part 2

Assumptions

1.	The matters to be assumed are:

1.1	The Property is available to let in the open market:

1.1.1	on the terms of the Hypothetical Lease;

1.1.2	by a willing landlord to a willing tenant;

1.1.3	with vacant possession; and

1.1.4	without a fine or a premium.

1.2	The willing tenant has had the benefit of any rent-free or other concession or contribution which would be offered in the open market at the relevant Review Date in relation to fitting-out works at the Property.

1.3	The Property may lawfully be used and is in a physical state to enable it to be lawfully used, by the willing tenant (or any potential undertenant or assignee of the willing tenant) for any use permitted by this lease.

1.4	The Tenant and the Landlord (except where the Landlord is in material and persistent breach) have fully complied with their obligations in this lease.

1.5	If the Property or any means of access to it or any Service Media serving the Property has been destroyed or damaged, it has been fully restored.

1.6	No work has been carried out on the Property that has diminished its rental value

1.7	Any fixtures, fittings, machinery or equipment supplied to the Property by the Landlord that have been removed by or at the request of the Tenant, or any undertenant or their respective predecessors in title (otherwise than to comply with any law) remain at the Property.

1.8	The Annual Rent is reviewed every5 years

Part 3

Disregards

1.	The matters to be disregarded are:

1.1	Any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property.

1.2	Any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of their predecessors in business.

1.3	Any effect on rent attributable to any physical improvement to the Property carried out before or after the date of this lease (including any physical improvement to any Service Media servicing the Property), by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law).

1.4	Any effect on the rent attributable to any Tenant plant installed or carried out by or at the expense of the Tenant or any authorised undertenant before or after the date of this lease (unless required by law)

1.5	Any statutory restriction on rents or the rights to recover them.

1.6	Annual RPI Increases

Part 4

Hypothetical Lease

1.	A lease:

1.1	Of the whole of the Property.

1.2	For a term equal to the unexpired residue of the Contractual Term at the relevant Review Date or a term of ten years commencing on the relevant Review Date

1.3	With rent review dates every 5th year from the relevant Review Date

1.4	Otherwise on the terms of this lease (other than the amount of the Annual Rent)

Part 5

Review of the Annual Rent

1.	REVIEW

1.1	The Annual Rent shall be reviewed on each Review Date to equal the Revised Rent in accordance with the following formula:

Where:

R is the Revised Rent;

A is the Base Rent;

C is the Current Figure; and

B is the RPI in the Base RPI Month.

Provided always that:

(a)	if "R" on any Rent Date is less than the Minimum Rent, "R" shall be the Minimum Rent; and

(b)	if "R" on any Rent Date is more than the Maximum Rent, "R" shall be the Maximum Rent.

1.2	In addition to the annual increase of the Annual Rent pursuant to paragraph 1.1 of Part 3 of this Schedule on every fifth anniversary of the Review Date the Revised Rent so calculated will be compared to the Open Market Rent (or which would then be payable but for any abatement, suspension, concession or reduction of the Revised Rent or restriction on the right to collect it) and if higher the Revised Rent will be the Open Market Rent agreed between the Landlord or Tenant or determined by the Expert pursuant to paragraph 2 of Part 3 of this Schedule 5;

1.3	The Landlord shall calculate the Indexed Rent as soon as reasonably practicable on or after the Review Date each year and shall give the Tenant written notice of the Revised Rent as soon as it has been ascertained.

1.4	Subject to paragraph 1.5 of this Part of this schedule if there is any change to the methods used to compile the RPI, including any change to the items from which the RPI is compiled, or if the reference base used to compile the RPI changes, the calculation of the Indexed Rent shall be made taking into account the effect of this change.

1.5	The Landlord and the Tenant shall endeavour, within a reasonable time, to agree an alternative mechanism for setting the Annual Rent if either:

1.5.1	the Landlord or the Tenant reasonably believes that any change referred to in paragraph 1.4 of this Part of this schedule would fundamentally alter the calculation of the Indexed Rent in accordance with this paragraph 1.1 of this Part of this schedule, and has given notice to the other party of this belief; or

1.5.2	it becomes impossible or impracticable to calculate the Indexed Rent in accordance with paragraph 1.1 of this Part of this schedule.

This alternative mechanism may (where reasonable) include, or consist of, substituting an alternative index for the RPI. In default of agreement between the Landlord and the Tenant on an alternative mechanism for setting the Annual Rent, the Expert shall determine an alternative mechanism pursuant to paragraph 2 of Part 5 of this schedule.

1.6	The Landlord and Tenant may agree the Revised Rent at any time before it is determined by the Expert.

1.7	As soon as practicable after the amount of the Revised Rent has been agreed or determined, a memorandum recording the amount shall be signed by or on behalf of the Landlord, the Tenant and the guarantor. The parties shall each bear their own costs in connection with the memorandum

1.8	A worked example of the rent review provisions is set out in Part 6 of this Schedule.

2.	DETERMINATION BY THE EXPERT

If the Landlord and Tenant have not agreed the Revised Rent by the date three months before the relevant Review Date, or if there is a dispute pursuant to paragraph 1.6 of this Part of this schedule then either party may at any time refer the matter for determination by the Expert in accordance with clause 52. The Expert can be appointed in accordance with the terms of this lease irrespective of whether the Landlord and Tenant have tried to first reach an agreement on the revised Annual Rent or alternative RPI calculation.

3.	LATE REVIEW OF REVISED RENT

3.1	If the Revised l Rent has not been agreed or determined on or before the relevant Review Date, the Tenant must:

3.1.1	continue to pay the Annual Rent at the rate payable immediately before that Review Date; and

3.1.2	on or before the Shortfall Payment Date, pay:

3.1.2.1	the shortfall (if any) between the amount of the Annual Rent that the Tenant has paid for the period from and including that Review Date and the amount of Revised Rent for that period that would have been payable had the Revised Rent been agreed or determined on or before that Review Date; and

3.1.2.2	interest at the Interest Rate on that shortfall. That interest shall be calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the Revised Rent had been agreed or determined on or before that Review Date and the Shortfall Payment Date (or, if the Tenant pays the shortfall earlier than the Shortfall Payment Date, the date of that payment).

4.	TIME NOT OF THE ESSENCE

4.1	Time is not of the essence for the purposes of this Schedule 5 .

5.	GUARANTOR

5.1	If at any time there is a guarantor, the guarantor shall not have any right to participate in the review of the Annual Rent but will be bound by the Revised Rent.

Part 6

Worked Example

Annual Rent Review Increase based on RPI and 5 year OMV review.

Example : 25 years – RPI cap and collar apply @ 1% and 4% annual increase and OMV Rent Review every 5 years

			RPI Rent
			Increase	RPI Rent
Year Starting at		Rent	1%	Increase 4%
0		£1,117,826	£1,117,826	£1,117,826
1			£1,129,004.26	£1,162,539.04
2			£1,140,294.3	£1,209,040.6
3			£1,151,697.25	£1,257,402.23
4			£1,163,214.22	£1,307,698.81
5	*		£1,174,846.36	£1,360,006.36
6			£1,186,594.83	£1,414,406.48
7			£1,198,460.77	£1,470,983
8			£1,210,445.38	£1,529,822.01
9			£1,222,549.84	£1,591,015.16
10	*		£1,234,775.33	£1,654,655.23

* Or OMV Rent Review if higher

Schedule 6

Insurance

1.	LANDLORD'S OBLIGATION TO INSURE

1.1	Subject to paragraph 1.2 and paragraph 1.3 of this Schedule, the Landlord must keep the Property and procure that the Management Company keep the Common Parts insured against loss or damage by the Insured Risks for the Reinstatement Cost.

1.2	The Landlord (and the Management Company in respect of the Common Parts) shall not be obliged to insure:

1.2.1	any alterations to the Property that form part of the Property unless:

1.2.1.1	those alterations are permitted or required under this lease;

1.2.1.2	those alterations have been completed in accordance with this lease and (where applicable) in accordance with the terms of any consent or approval given under this lease; and

1.2.1.3	the Tenant has notified the Landlord of the amount for which those alterations should be insured and provided evidence of that amount that is satisfactory to the Landlord (acting reasonably); or

1.2.2	the Property and the Common Parts when the insurance is vitiated by any act or omission of the Tenant or any Authorised Person.

1.3	The Landlord's obligation to insure (or to procure insurance of the Common Parts) is subject to any reasonable limitations, excesses and conditions that may be imposed by the relevant insurers.

1.4	The Landlord shall procure the Tenant’s interest in the Property is noted either specifically or generally on the policy, and shall take reasonable steps to procure that (1) the insurers waive any rights of subrogation they might have against the Tenant (either specifically or generally), and (2) the insurance policy provides that the policy cannot be made void or voidable by the Tenant or any undertenant or lawful occupier so that no act or omission by the Tenant can render irrecoverable any of the insurance proceeds.

1.5	The Landlord shall comply with the requirements and recommendations of the insurers with regard to the Property.

2.	LANDLORD TO PROVIDE INSURANCE DETAILS

2.1	In relation to any insurance effected by the Landlord under this Schedule 6 or by the Management Company in respect of the Common Parts, the Landlord must:

2.1.1	at the request of the Tenant (such request not to be made more frequently than once a year) supply (or procure that the Management Company supply as relevant )the Tenant with:

2.1.1.1	full details of the insurance policy; and

2.1.1.2	evidence of payment of the current year's premiums.

2.1.2	procure that the Tenant is informed of any material change in the scope, level or terms of cover as soon as reasonably practicable after the Landlord becoming aware of the change.

3.	TENANT'S OBLIGATIONS

3.1	The Tenant must pay to the Landlord on demand:

3.1.1	the Insurance Rent;

3.1.2	a fair proportion of any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

3.1.3	a fair proportion of any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes provided that the Tenant shall not be obliged to contribute towards the costs of any such valuations carried out more frequently than once every three years.

3.2	The Tenant must:

3.2.1	immediately inform the Landlord if any matter occurs in relation to the Tenant or the Property that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property and must also give the Landlord notice of that matter;

3.2.2	not do or omit to do anything as a result of which:

3.2.2.1	any insurance policy for the Property or Common Parts may become void or voidable or otherwise prejudiced;

3.2.2.2	the payment of any policy money may be withheld; or

3.2.2.3	any increased or additional insurance premium may become payable (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium (including any IPT due on that amount));

3.2.3	comply at all times with the requirements of the insurers relating to the Property and the use by the Tenant of any other part of the Business Park where written details of those requirements have first been given to the Tenant;

3.2.4	give the Landlord immediate notice of the occurrence of:

3.2.4.1	any damage or loss relating to the Property arising from an Insured Risk or an Uninsured Risk; or

3.2.4.2	any other event that might affect any insurance policy relating to the Property;

3.2.5	not effect any insurance of the Property but, if the Tenant becomes entitled to the benefit of any insurance proceeds in respect of the Property, pay those proceeds or cause them to be paid to the Landlord; and

3.2.6	pay the Landlord an amount equal to any insurance money that the insurers of the Property or Common Parts refuse to pay by reason of any act or omission of the Tenant or any Authorised Person.

4.	RENT SUSPENSION

4.1	Subject to paragraph 4.2 of this Schedule, if any damage occurs to the Property or the Common Parts by an Insured Risk or an Uninsured Risk occurs, payment of the Annual Rent (or a fair proportion of it according to the nature and extent of that damage) shall be suspended until the earlier of:

4.1.1	the date on which the relevant parts of the Property and the Common Parts have been reinstated so as to make the Property fit for occupation and use and accessible through the Common Parts; and

4.1.2	the date which is three years from and including the date on which that damage occurred.

4.2	The Annual Rent shall not be suspended under paragraph 4.1 of this Schedule if the damage is caused by:

4.2.1	an Insured Risk and:

4.2.1.1	the policy of insurance in relation to the Property and the Common Parts has been vitiated in whole or in part as a result of any act or omission of the Tenant or any Authorised Person; and

4.2.1.2	the Tenant has not complied with paragraph 3.2.6 of this Schedule; or

4.2.2	an Uninsured Risk and the damage was Tenant Damage.

5.	LANDLORD'S OBLIGATION TO REINSTATE FOLLOWING DAMAGE OR DESTRUCTION BY AN INSURED RISK

5.1	Following any damage to or destruction of the Property or the Common Parts, or any part thereof so as to render the Property unfit for occupation or use or inaccessible through the Business Park, by an Insured Risk, the Landlord must:

5.1.1	use reasonable endeavours to obtain all necessary planning and other consents to enable the Landlord to reinstate the relevant parts of the Property and to procure that the Management Company use reasonable endeavours to obtain the same in respect of the Common Parts; and

5.1.2	reinstate the relevant parts of the Property and use reasonable endeavours to procure that the Management Company reinstate the Common Parts except that the Landlord and Management Company shall not be obliged to:

5.1.2.1	reinstate unless all necessary planning and other consents are obtained;

5.1.2.2	reinstate unless the Tenant has paid the sums due under paragraph 3.1.2 and paragraph 3.2.6 of this Schedule;

5.1.2.3	provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

5.1.2.4	reinstate or procure reinstatement after a notice to terminate has been served pursuant to this Schedule 6 .

5.2	If the Landlord is obliged to reinstate the relevant parts of the Property and the Management Company the Common Parts pursuant to paragraph 5.1.2 of this Schedule, the Landlord must:

5.2.1	use all insurance money received (other than for loss of rent) and all sums received under paragraph 3.1.2 and paragraph 3.2.6 of this Schedule for the purposes of reinstatement of the Property and make up any shortfall out of its own funds; and

5.2.2	use all reasonable endeavours to procure that the Management Company reinstates the Common Parts

6.	TERMINATION IF REINSTATEMENT IMPOSSIBLE OR IMPRACTICAL FOLLOWING DAMAGE BY AN INSURED RISK

6.1	Following damage by an Insured Risk, if the Landlord (acting reasonably) considers that it is impossible or impractical to reinstate the relevant parts of the Property or Management Company considers that it is impossible or impractical to reinstate the relevant parts of the Common Parts necessary to serve the Property, the Landlord may terminate this lease by giving notice to the Tenant within six months from and including the date on which that damage occurred.

7.	DAMAGE BY AN UNINSURED RISK

7.1	If the Annual Rent (or a fair proportion of it) is suspended under paragraph 4.1 of this Schedule due to damage by an Uninsured Risk, then, within 6 months from and including the date on which that damage occurred, the Landlord must either:

7.1.1	terminate this lease by giving notice to the Tenant; or

7.1.2	notify the Tenant that it intends to reinstate the relevant parts of the Property and procure that the Management Company reinstate the necessary parts of the Common Parts at its own cost.

7.2	If the Landlord notifies the Tenant under paragraph 7.1.2 that it intends to reinstate the relevant parts of the Property and the Common Parts, then the Landlord must use:

7.2.1	reasonable endeavours to obtain (or procure that the Management Company obtain) all necessary planning and other consents to enable the Landlord to reinstate the relevant parts of the Property and the Common Parts; and

7.2.2	its own monies to reinstate the relevant parts of the Property and if necessary the Common Parts but the Landlord shall not be obliged to:

7.2.2.1	reinstate unless all necessary planning and other consents are obtained;

7.2.2.2	provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

7.2.2.3	reinstate after a notice to terminate has been served pursuant to this Schedule 6 .

7.3	If paragraph 7.1 applies but the Landlord has not served a notice under either paragraph 7.1.1 or paragraph 7.1.2 by the date which is 6 months from and including the date on which the damage occurred, the Tenant may at any time thereafter terminate this lease by giving notice to the Landlord provided that such notice is served before the Property is made fit for occupation and use and accessible.

8.	TERMINATION IF REINSTATEMENT NOT COMPLETE BY EXPIRY OF RENT SUSPENSION

8.1	If damage by an Insured Risk or an Uninsured Risk (where the Landlord elected to reinstate or procure reinstatement under paragraph 7.1.2 of this Schedule) occurs and the relevant parts of the Property and the Common Parts have not been reinstated so as to make the Property fit for occupation and use and accessible by the date which is three years after the date on which that damage occurred, either party may at any time thereafter terminate this lease by giving notice to the other provided that:

8.1.1	such notice is served before the relevant parts of the Property and the Common Parts have been reinstated so as to make the Property fit for occupation and use and accessible; and

8.1.2	where the Tenant serves the notice, the failure to reinstate so that the Property is fit for occupation and use is not caused by a breach of the Tenant's obligations under clause 18 or this Schedule 6 .

9.	CONSEQUENCES OF TERMINATION

9.1	If either party gives a notice to terminate this lease in accordance with this Schedule 6 :

9.1.1	this lease shall terminate with immediate effect from the date of the notice;

9.1.2	none of the parties shall have any further rights or obligations under this lease except for the rights of any party in respect of any earlier breach of this lease; and

9.1.3	any proceeds of the insurance for the Property and the Common Parts shall belong to the Landlord.

10.	LANDLORD NOT OBLIGED TO REINSTATE OTHER UNITS

Nothing in this Schedule 6 shall oblige the Landlord to reinstate any Other Unit (except the Property).

11.	TENANT DAMAGE

11.1	If any damage to or destruction of the Property or Common Parts by an Uninsured Risk is caused by Tenant Damage, the Landlord shall not be obliged to reinstate or procure reinstatement of the same but if the Landlord chooses to do so, the Tenant must pay on demand all costs reasonably and properly incurred by the Landlord in reinstating or procuring reinstatement.

Schedule 7

Guarantee and indemnity

1.	GUARANTEE AND INDEMNITY

1.1	The Guarantor guarantees to the Landlord that the Tenant shall:

1.1.1	pay the Rents and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those Rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and

1.1.2	observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the AGA) and that, if the Tenant fails to do so, the Guarantor shall observe and perform those obligations.

1.2	The Guarantor covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under paragraph 1.1 of this Schedule to indemnify and keep indemnified the Landlord against any failure by the Tenant:

1.2.1	to pay any of the Rents or any failure to observe or perform any of the tenant covenants of this lease; or

1.2.2	to observe or perform any of the obligations the Tenant enters into in the AGA.

2.	GUARANTOR'S LIABILITY

2.1	The liability of the Guarantor under paragraph 1.1.1 and paragraph 1.2.1 of this Schedule shall continue until the Termination Date, or until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995, if earlier.

2.2	The liability of the Guarantor shall not be reduced, discharged or otherwise adversely affected by:

2.2.1	any time or indulgence granted by the Landlord to the Tenant;

2.2.2	any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant's obligations under the AGA) or in making any demand in respect of any of them;

2.2.3	any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property;

2.2.4	the Landlord exercising any right or remedy against the Tenant for any failure to pay the Rents or to observe or perform the tenant covenants of this lease (or the Tenant's obligations under the AGA);

2.2.5	the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant's liability to pay the Rents or observe and perform the tenant covenants of the lease (or the Tenant's obligations under the AGA) including the release of any such security;

2.2.6	a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them];

2.2.7	any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant's obligations under the AGA) or any unenforceability of any of them against the Tenant;

2.2.8	the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs;

2.2.9	without prejudice to paragraph 4 of this Schedule, the disclaimer of the Tenant's liability under this lease or the forfeiture of this lease;

2.2.10	the surrender of the lease in respect of part only of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

2.2.11	any other act or omission except an express written release by deed of the Guarantor by the Landlord.

2.3	Any sum payable by the Guarantor must be paid without any set-off or counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law) against the Landlord or the Tenant.

3.	VARIATIONS AND SUPPLEMENTAL DOCUMENTS

3.1	The Guarantor must, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the AGA).

3.2	The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this lease (or the Tenant's obligations under the AGA) whether or not:

3.2.1	the variation is material or prejudicial to the Guarantor;

3.2.2	the variation is made in any document; or

3.2.3	the Guarantor has consented, in writing or otherwise, to the variation.

3.3	The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant's obligations under the AGA) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the LTCA 1995.

4.	GUARANTOR TO TAKE A NEW LEASE OR MAKE PAYMENT

4.1	If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than six months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor must enter into a new lease of the Property on the terms set out in paragraph 4.2 of this Schedule.

4.2	The rights and obligations under the new lease shall take effect beginning on the date of the forfeiture or disclaimer and the new lease shall:

4.2.1	be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

4.2.2	be for a term that expires on the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;

4.2.3	reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it (subject to paragraph 5 of this Schedule) and which is subject to review on the same terms and dates provided by this lease; and

4.2.4	otherwise be on the same terms as this lease (as varied if there has been any variation).

4.3	The Guarantor must pay the Landlord's solicitors' costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and must execute and deliver to the Landlord a counterpart of the new lease within one month of service of the Landlord's notice.

4.4	The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights that the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5	The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 of this Schedule but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to six months' Annual Rent and the Guarantor must pay that amount on demand.

5.	RENT AT THE DATE OF FORFEITURE OR DISCLAIMER

5.1	If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease shall be subject to review on the date on which the term of the new lease commences on the same terms as those that apply to a review of the Annual Rent under this lease, such review date to be included in the new lease.

5.2	If paragraph 5.1 of this Schedule applies, then the review for which it provides shall be in addition to any rent reviews that are required under paragraph 4.2.3 of this Schedule.

6.	PAYMENTS IN GROSS AND RESTRICTIONS ON THE GUARANTOR

6.1	Any payment or dividend that the Landlord receives from the Tenant (or in relation to theBusiness Park) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

6.2	The Guarantor must not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it must hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.3	The Guarantor must not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

7.	OTHER SECURITIES

7.1	The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

7.2	This guarantee and indemnity is in addition to and independent of any other security that the Landlord may from time to time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the Rents and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

7.3	The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the Rents or to observe and perform the tenant covenants of this lease.

SCHEDULE 8

Solar Installation

1	Definitions

1	In this Schedule 8:

Agents: any person authorised by the Landlord to perform any of its functions or responsibilities under this lease;

CDM Regulations: the Construction (Design and Management) Regulations 2015 (SI 2015/51);

Installation Works: the installation of solar panels as referred to in paragraph 2.2 of this Schedule 8;

Necessary Consents: all consents, licences, permissions, approvals and authorisations necessary to enable the Installation Works to be commenced, carried out, maintained and completed;

Renewables Benefits: all current and future benefits associated with the availability, capacity and/or generation of electricity from the Solar Installation.

2	Installation

2.1	Before commencing the Installation Works the Tenant or the Landlord:

2.1.1	shall obtain all Necessary Consents that are required for the Installation Works under all laws and the parties shall provide reasonable assistance to one another in obtaining the Necessary Consents;

2.1.2	shall provide to the other party detailed drawings, method statement and specifications relating to the Installation Works and obtain approval of the same such approval in each case not to be unreasonably withheld or delayed and each party shall be responsible for their own costs in respect of preparation of the same or approval (as applicable); and

2.1.3	where the Installation is being carried out by the Landlord, the Landlord shall liaise with the Tenant and the Tenant's professional advisers in relation to access arrangements, working hours, programme of works, connection and metering and the plans and specifications relating to the Installation Works and shall have regard to the reasonable requirements of and representations made by or on behalf of the Tenant in relation to such matters.

2.2	The Installation Works will be carried out:

2.2.1	using good quality materials;

2.2.2	in a good and workmanlike manner and in accordance with good building and other relevant practices, codes and guidance;

2.2.3	in accordance with the drawings and specifications which have been approved; and

2.2.4	at the installing parties own cost (subject in the case of installation by the Landlord to any supply agreement entered into with the Tenant)

2.2.5	otherwise in accordance with clause 20. .

2.3	In carrying out the Installation Works the relevant party shall comply with all material and applicable laws and health and safety requirements and the material and applicable terms of all Necessary Consents and such requirements of the insurers of the Property.

2.4	The relevant party shall take all proper steps as are necessary to ensure that carrying out the Installation Works does not make the structure of the Property or any other part of the Property unsafe or unfit for occupation and use or cause any damage to the plant machinery or equipment at the Property.

2.5	The Landlord shall cause as little disturbance and inconvenience as reasonably possible to the Tenant and its use and enjoyment of the Property during the carrying out of the Installation Works.

2.6	The relevant party must as soon as reasonably practicable make good, to the reasonable satisfaction of the other, any damage to any part of the Property or any of the plant, machinery or equipment at the Property, which is caused by carrying out the Installation Works.

2.7	The installing party shall allow the other and its professional advisers reasonable access to the Installation Works on reasonable notice and at reasonable times while the Installation Works are being carried out and afterwards, and will give to the other party the information it reasonably requests or requires to establish that the Installation Works are being and have been carried out in accordance with this schedule.

2.8	The installing party must:

2.8.1	complete the Installation Works within twelve months after the date of commencement thereof, and

2.8.2	notify the other party as soon as the Solar Installation is connected to the energy infrastructure at the Property and is generating energy.

2.8.3	in the case of the Landlord cause as little interruption to any service to or from the Property as possible.

3	The CDM Regulations

3.1	Where the installation works are notifiable under the CDM Regulations the installing party must notify the Health & Safety Executive and to promptly supply the other party with a copy of the acknowledgement received from the Health & Safety Executive.

3.2	The installing party shall comply, and procure that its contractors comply, with the client’s obligations under the CDM Regulations, including (without limitation) all requirements in relation to the provision and maintenance of a health and safety file.

3.3	The installing party shall indemnify the other against all actions, claims, proceedings, costs, expenses, demands and losses made against or incurred by the same as a result of any failure by the installing party to comply with paragraph 3 provided that the other party shall:

3.3.1	promptly notify the installing party of any such action or loss;

3.3.2	update the installing party request: and

3.3.3	take all reasonable steps to mitigate its loss.

4	Acknowledgements

4.1	The installing party shall be entitled to export any output not utilised by the Tenant to the grid and to any Renewables Benefits.

4.2	Once completed any Installation shall form part of the Property save where the provisions of paragraph 5 of this schedule 8 apply

4.3	The terms set out in paragraphs 2.2 – 2.9 of this Schedule 8 shall apply mutatis mutandis to any repair or other works carried out to the Solar Installation at any time during the Term and to any works relating to removal of the Solar Installation and reinstatement of the Property and a reference in such paragraphs to "Installation Works" shall be deemed to be a reference to such repair or other works as are beings carried out to the Solar Installation.

4.4	The Tenant shall not, except in case of emergency, interfere with, remove, alter or damage the Solar Installation or permit any person under the Tenant's control (other than the Landlord and its Agents) to do so.

4.5	The Tenant shall not, except in case of emergency, do, or permit to be done, anything which may compromise or prejudice the efficient functioning of the Solar Installation and this obligation shall include (but not be limited to) an obligation not to allow the photo-voltaic panels to become over-shadowed or obscured, whether by vegetation or by man-made obstructions provided that this obligation relates to the Property and other matters within the control of the Tenant.

4.6	If, following the installation of the Solar Installation by the Landlord, in order to carry out any works necessary for the Tenant to comply with its covenants in this Lease, the temporary removal of the whole or part of the Solar Installation is necessary, the Tenant shall give the Landlord reasonable prior notice in writing to such effect. Following receipt of such notice, the Landlord shall, as soon as reasonably practicable and at its own cost temporarily remove and if necessary disconnect from the Property such part or parts of the Solar Installation and shall ( as appropriate having regard to the Tenant's proposed works) make good any damage caused to the Property by such removal to the reasonable satisfaction of the Tenant. Upon completion of the Tenant's works, the Tenant shall notify the Landlord in writing that the Property are fit and ready for the Solar Installation (or the relevant part of it) to be reinstated and the Landlord shall (at its discretion and at its own cost) reinstate or replace and if necessary re-connect the Solar Installation, and shall make good any damage caused to the Property by such reinstatement, replacement or re-connection to the reasonable satisfaction of the Tenant. If the Solar Installation is removed in whole or part in accordance with this paragraph 4.6 the Landlord shall remove the same from the Property and be responsible for safe keeping and storage (at its own cost) unless the Tenant is safely and conveniently able (using reasonable endeavours to do so) to store the Solar Installation (or any part of it) on the Property.

5	Maintenance and operation of Solar Installation installed by the Landlord

5.1	Where the Landlord carries out the Solar Installation the provisions of this paragraph 5 shall apply

5.2	It shall be at the Landlord's discretion to remove the Solar Installation and make good the Property if in its absolute discretion (but in consultation with the Tenant) it regards the system obsolete or no longer commercially viable to maintain

5.3	The Landlord shall at all times and at its own cost keep the Solar Installation (and those parts of the roof of the Property to which the Solar Installation is attached) in good and substantial repair and condition and properly maintained and compliant with all applicable laws (or, if it is unable to do so, the Landlord shall remove the Solar Installation and reinstate the roof of the Property) so that at no time during the Term will the Solar Installation or any part of the roof of the Property become unsafe or hazardous to persons or property or the Property become unfit for occupation and use.

6	Insurance

The Landlord shall insure the Solar Installation on the same terms as set out in Schedule 6 of the Lease as if the same were part of the Property, and in the event of damage or destruction of the same the Tenant shall have no right to rent suspension and the Landlord shall not be obliged to repair or reinstate.

Executed as deed by

GARNER HOLDINGS LIMITED

acting by Roger Hartshorn

a director, in the presence of:

SIGNATURE OF WITNESS

NAME,

ADDRESS

OCCUPATION

Executed as deed by

LINIAR LIMITED acting by

a director

a director

Executed as deed by

RYEFIELDS CLOSE MANAGEMENT COMPANY LIMITED

acting by Roger Hartshorn

a director, in the presence of:

SIGNATURE OF WITNESS

NAME,

ADDRESS

OCCUPATION

Appendix 1

Property Plan

north

This drawing is the copyright of High Lane Design. Reproduction, publication or any other usage of this drawing without permission of the company is against the the law.

Do not scale. The contractor shall verify all dimensions and existing conditions on site prior to commencing the works.

This drawing should be read in conjunction with all other relevant documents.

Revisions :	Date	By

high lane design

199 High Lane West
West Hallam
Ilkeston
Derby
DE7 6HP

m: 07816 513918
t : 0115 944 3251
e : highlanedesign@hotmail.com

Project

Denby Hall Business Park

Drawing

Plan 1

Scale :	Date :	Drawn by :	Checked by :
1:2500@A3	July'22	SP	

Job number :	Drawing number :	Revision:
L265	DP01	A

Appendix 2

Estate Plan

north

This drawing is the copyright of High Lane Design. Reproduction, publication or any other usage of this drawing without permission of the company is against the the law.

Do not scale. The contractor shall verify all dimensions and existing conditions on site prior to commencing the works.

This drawing should be read in conjunction with all other relevant documents.

Revisions :	Date	

high lane design

108 High Lane West
West Hallam
Ilkeston
Derby
DE7 6HP

m : 07816 512818
t : 0115 944 3251
e : highlanedesign@hotmail.com

Project

Denby Hall Business Park

Drawing

Plan 2

Scale :	Date :	Drawn by :	Checked by :
1:2500@A3	July'22	SP	
Job number :	**Drawing number :**		**Revision:**
L265	EP01